Exhibit 4.92

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM,

INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

LICENSE

No. 110736 dated April 01, 2013

To render

local telephone communication services,
excluding local telephone communication services
using payphones and shared-access facilities.

This license has been granted to

Open Joint Stock Company

“Mobile TeleSystems”

Legal Entity (Individual Entrepreneur)
Primary State Registration Number
(PSRN/OGRN, OGRNIP)

1027700149124

Tax Identification Number (TIN/INN)

7740000076

Principal place of business (residence):

109147, Moscow, Marksistskaya St., 4

The territory of the services is specified in appendix hereto.

This license is valid through:

February 28, 2017

This license is granted based on the decision of the licensing authority - Order No. 601 dated June 04, 2013

This license has an appendix which is as an integral part hereof and executed in two sheets

Deputy Head	(signature) O. A. Ivanov

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296

Appendix to License No. 110736**

Licensing Requirements

1.          Open Joint Stock Company “Mobile TeleSystems” (the licensee) shall keep the term of this license.

Short company name:

OJSC “MTS”

PSRN 1027700149124	TIN 7740000076

Principal place of business:

109147, Moscow, Marksistskaya St., 4

2.          The licensee agrees to commence rendering of the communication services hereunder on or before February 28, 2014.

3.          The licensee shall only render the communication services hereunder in the territory of the Ulyanovsk Region.

4.          The licensee, hereunder, shall make the following available to the subscriber*:

a) access to the communications network of the licensee;

b) subscriber line for permanent use;

c) local telephone connections for:

voice data communication;
facsimile communication;
data communication;

d) access to telematic communication services and local, intercity and international telephone services, as well as to data communication services, excluding the data communication services for the purposes of voice data communication;

e) access to the information service system; and

f) free-of-charge 24-hour telephone access to emergency services.

5.          The licensee agrees to render the communication services in accordance with the rules for rendering of communications services, approved by the Government of the Russian Federation.

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6.             The licensee shall comply with the rules of the communications network connection and interaction, approved by the Government of the Russian Federation, when providing the communication services, connecting the local telephone network(s) of the licensee to the public communication network, connecting other communication networks to the local telephone network(s) of the licensee, transferring and keeping records of traffic in the local telephone network(s) of the licensee, transferring and keeping records of traffic from/to communication network(s) of other operators.

7.             This license has been issued following the processing results of the license renewal application No. 96466 dated February 28, 2012, without bidding (auction, tender, etc). The licensing requirements are not specified for the performance of liabilities accepted by the licensee when participating in the bidding (auction, tender, etc) to obtain this license.

8.           The radio-frequency spectrum is not used in the provision of communication services hereunder.

9.           The licensee shall have a network management system of its own, meeting the network management regulations established by the Federal executive body in the sphere of telecommunications.

10.    The licensee shall meet the requirements for communication networks and facilities, established by the Federal executive authority by agreement with authorized government bodies engaged in the special investigative activities, for the purpose of carrying out such activities and other measures to prevent the disclosure of organizational and tactical methods of such activities.

11. The licensee shall provide information on the calculating basis of the mandatory deductions (non-tax payments) to the universal service reserve in such manner and form as established by the Federal executive body in the sphere of telecommunications.

*                               The services rendered hereunder may be accompanied by other services technologically and inseparably associated with local telephone services, excluding local telephone services using payphones and shared-access facilities and aimed at increasing their customer value, unless it requires a separate license.

**                        This license has been issued to extend the term of the license No. 96466 dated February 28, 2012.

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Laced, numbered and sealed 3 (three) sheets

Head of Department, Maintenance of Registers of Radiofrequency Assignments and Telecommunications Licenses

(signature) I. Yu. Zavidnaya.

JUN 11, 2013.

Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS
PSRN 1087746736296